Exhibit 1

Joint Filing Agreement

The undersigned agree that the foregoing Statement on Schedule 13D, dated May 7, 2007 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated: May 7, 2007

/s/ Roberto González Barrera
Roberto González Barrera

VALORES AZTECA, S.A. DE C.V.

by	/s/ Salvador Vargas Guajardo
Attorney-in-fact
Salvador Vargas Guajardo

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